                       CALIFORNIA CULINARY ACADEMY, INC.
                      STATEMENT  RE:  EARNINGS PER SHARE


                                                     QUARTER ENDED MARCH 31,
                                       ----------------------------------------------------
                                                1997                        1996
                                         Primary   Fully Diluted    Primary   Fully Diluted
                                       ----------  -------------  ----------  -------------
Net earnings (loss)                    $  115,000   $  115,000    $   58,000   $   58,000
                                       ----------  -------------  ----------  -------------
Weighted average common shares
 outstanding:
Common shares                           3,323,752    3,323,752     3,318,958    3,318,958

Common equivalent shares:
Stock options and warrants                120,498      120,498
Convertible Preferred shares              254,541      254,541
                                       ----------  -------------  ----------  -------------
Weighted average common and common
equivalent shares outstanding           3,698,791    3,698,791     3,318,958    3,318,958
                                       ----------  -------------  ----------  -------------
                                       ----------  -------------  ----------  -------------
Earnings (loss) per share                  $0.03        $0.03        $0.02         $0.02
                                       ----------  -------------  ----------  -------------
                                       ----------  -------------  ----------  -------------




                                                    NINE MONTHS ENDED MARCH 31,
                                       ----------------------------------------------------
                                                1997                        1996
                                         Primary   Fully Diluted    Primary   Fully Diluted
                                       ----------  -------------  ----------  -------------
Net earnings (loss)                    $  286,000   $  286,000    $ (362,000)   $ (362,000)
                                       ----------  -------------  ----------  -------------
Weighted average common shares
 outstanding:
Common shares                           3,289,734    3,289,734     3,294,630     3,294,630

Common equivalent shares:
Stock options and warrants                109,881      109,881
Convertible Preferred shares              254,541      254,541
                                       ----------  -------------  ----------  -------------
Weighted average common and common
equivalent shares outstanding           3,654,156    3,654,156     3,294,630     3,294,630
                                       ----------  -------------  ----------  -------------
                                       ----------  -------------  ----------  -------------
Earnings (loss) per share                 $0.08         $0.08       $(0.11)        $(0.11)
                                       ----------  -------------  ----------  -------------
                                       ----------  -------------  ----------  -------------